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                                                                   Exhibit 10.23


                                December 4, 1995

John B. Carley
President and Chief Operating Officer
Albertson's, Inc.
250 Parkcenter Blvd.
Boise, ID  83706

Dear John:

         The purpose of this letter is to formally set forth your employment relationship with Albertson's, Inc. effective February 2, 1996 when your resignation as President and Chief Operating Officer becomes effective.

         Pursuant to resolutions adopted December 3, 1995 at a Special Meeting of the Board of Directors, you will be employed by Albertson's commencing February 2, 1996 as Chairman of the Executive Committee of the Board of Directors and until January 28, 1999. You will be paid an annual salary of $500,000 for each of these three years which will be paid weekly.

         You shall receive all perquisites provided by Albertson's to senior executive officers. In addition, the annual $22,000 base pay contribution to deferred compensation shall continue to be made by Albertson's for the three year period. No bonus shall be paid for services rendered during the three year period.

                                       Sincerely,

                                       ALBERTSON'S, INC.

                                       JOHN B. FERY
                                       ----------------------------------
                                       John B. Fery
                                       Chairman, Compensation Committee

ACCEPTED:


JOHN B. CARLEY
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John B. Carley